SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF THE REPORT (Date of Earliest Event Reported): JUNE 7, 1996

                          FIRST REPUBLIC BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       PENNSYLVANIA                    0-17007                   23-2486815
(STATE OR OTHER JURISDICTION       (COMMISSION FILE           (I.R.S. EMPLOYER
     OF INCORPORATION)                  NUMBER)              IDENTIFICATION NO.)

                   1515 MARKET STREET, PHILADELPHIA PA             19102
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (215) 564-3300

      EXECUFIRST BANCORP, INC., 1513 WALNUT STREET, PHILADELPHIA, PA 19102
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED FROM LAST REPORT)

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Item 1.  Changes in Control of Registrant.

     On June 7, 1996, Republic Bancorporation, Inc. ("Republic") merged with and into ExecuFirst Bancorp, Inc. (the "Merger"), with ExecuFirst Bancorp, Inc. ("ExecuFirst") continuing as the surviving corporation under the name "First Republic Bancorp, Inc." (ExecuFirst, as the surviving corporation of the Merger, and as so renamed, is hereinafter referred to as the "Corporation".) Pursuant to the Agreement and Plan of Merger between ExecuFirst and Republic dated November 17, 1995, holders of Republic common stock ("Republic Common Stock") received
2.02 shares of common stock of the Corporation ("Corporation Common Stock") for each share such shareholder owned of Republic Common Stock. As a result, holders of Republic Common Stock prior to the Merger now own 56.6% of the outstanding Corporation Common Stock. The Corporation Common Stock issued in exchange for Republic Common Stock are newly-issued shares. Information regarding the Merger, principal shareholders of Republic and changes in the Corporation's Board of Directors have been previously disclosed as defined in Rule 12b-2 in the Corporation's Registration Statement on Form S-4, Registration No. 33-000673, declared effective on April 29, 1996. No disclosure is required by the Corporation pursuant to Item 403(c) of Regulation S-B.

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Item 5.  Other Events.

         On June 10, 1996, the Corporation issued a press release announcing the consummation of the Merger, a copy of which is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibits are filed with this Report:

Exhibit Number   Description

99.1             Press Release dated June 10, 1996



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FIRST REPUBLIC BANCORP, INC.

                                               (Registrant)

Dated: June 14, 1996                  By: /s/ Rolf A. Stensrud
                                          ----------------------------------
                                          Rolf A. Stensrud,
                                          Executive Vice President and
                                          Chief Operating Officer

                                  EXHIBIT INDEX

Exhibit Number   Description

99.1             Press Release dated June 10, 1996